===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                                AZTAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party: Joe C. Cole
     -------------------------------------------------------------------------
     (4) Date Filed: April 2, 2002
     -------------------------------------------------------------------------

[LOGO] AZTAR CORPORATION
                      2390 East Camelback Road, Suite 400
                            Phoenix, Arizona 85016

                                 April 1, 2002

Dear Fellow Shareholder:

   You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Aztar Corporation to be held on Thursday, May 9, 2002 at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona, at 11:00 a.m. local time.

   The principal business of the Annual Meeting will be the election of two directors to serve individual terms. As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of the Board's nominees. Each of these nominees is currently a director of Aztar and has provided dedicated service to the Company.

   Your vote is most important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. This will not prevent you from voting in person at the Annual Meeting or at any adjournment or postponement thereof, but will assure that your vote is counted if you are unable to attend.

   As in past years, members of the Company's management will review the performance and prospects of the Company at the Annual Meeting and will be available to answer your questions. Your Board of Directors and Management look forward to greeting personally all of you who are able to attend.

   On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,

                                          /s/ Paul E. Rubeli

                                          Paul E. Rubeli
                                          Chairman of the Board, President
                                          and Chief Executive Officer

[LOGO] AZTAR CORPORATION
                      2390 East Camelback Road, Suite 400
                            Phoenix, Arizona 85016

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2002

To the Shareholders of Aztar Corporation:

   Notice is hereby given that the 2002 Annual Meeting of Shareholders (the ''Meeting'') of Aztar Corporation, a Delaware corporation (''Aztar'') will be held at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona, at 11:00 a.m. on Thursday, May 9, 2002, for the purpose of considering and voting upon the following proposals:

    1. To elect two Directors to serve until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified;

    2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

   NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

   Pursuant to Aztar's By-Laws, the Board of Directors has fixed Thursday, March 14, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only holders of Aztar's common stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof.

   Aztar's Board of Directors and Management cordially invite you to attend the Meeting. In addition, you are requested to sign and date the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors

                                          /s/ Nelson W. Armstrong, Jr.
                                          Nelson W. Armstrong, Jr.
                                          Secretary

Approximate date of mailing to shareholders:
April 1, 2002

                               I M P O R T A N T

 IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                PROXY STATEMENT
                                      OF
                               AZTAR CORPORATION

                      2390 East Camelback Road, Suite 400
                            Phoenix, Arizona 85016

                        ANNUAL MEETING OF SHAREHOLDERS

                                  May 9, 2002

                                    GENERAL

   This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Aztar Corporation ("Aztar" or the "Company"), to be used at the 2002 Annual Meeting of Shareholders of Aztar and at any adjournments or postponements thereof
(the "Meeting"). The Meeting will be held at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona, on Thursday, May 9, 2002, at 11:00 a.m. This Proxy Statement, together with the accompanying Notice of Annual Meeting and Proxy Card, are being first mailed to shareholders on or about April 1, 2002.

                      VOTING AND REVOCABILITY OF PROXIES

   March 14, 2002, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of shares of Aztar's common stock, par value $.01 per share ("Common Stock"), at the close of business on that date are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. As of March 14, 2002, there were 37,168,636 shares of Common Stock outstanding. Holders of Common Stock as of the close of business on the Record Date are entitled to one vote per share, subject to the provisions of the Company's Certificate of Incorporation.

   Proxies solicited by the Board of Directors of the Company that are properly executed and returned to the Company will be voted at the Meeting, and at any adjournments or postponements thereof, in accordance with the directions given thereon. Executed proxies on which no directions are indicated will be voted FOR Proposal 1 (the election of the Company's nominees as directors). If any other matters are properly brought before the Meeting, the proxies solicited by the Board of Directors will be voted on such matters as determined in accordance with the judgment of the persons named thereon. Other than the election of two directors to the Board of Directors, the Board of Directors is not currently aware of any other matters to be brought before the Meeting.

   The presence in person or by proxy of the holders of record of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., where a broker does not have discretionary authority to vote the shares on a beneficial owner's behalf) will each be included in the determination of the number of shares present for quorum purposes. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. Assuming a quorum is present, directors will be elected by a plurality of the votes cast at the Meeting.

   A vote FOR the Board of Directors' nominees on the accompanying Proxy Card will give the proxies named therein discretionary authority to vote with respect to the election of any person recommended by the Board of Directors as a director where the nominee is unable or unavailable to serve (an event not now anticipated).

   Execution of a Proxy Card will not affect your right to attend the Meeting and to vote in person. A shareholder executing a proxy may revoke such proxy at any time before it is voted by (i) filing a written notice of revocation with the Secretary of the Company at the address provided above, (ii) filing a duly executed proxy bearing a later date or (iii) attending and voting in person at the Meeting. Attendance at the Meeting without voting thereat will not revoke a proxy previously executed and duly submitted by you.

   Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or in person at the Meeting. Shareholders are requested to vote by completing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope.

                     ELECTION OF DIRECTORS OF THE COMPANY

Nominees for Election as Directors

   Pursuant to the Company's Certificate of Incorporation, the Board of Directors consists of not less than five nor more than thirteen Directors and is divided among three classes of members holding three-year staggered terms, with each class as nearly equal in number as possible. A class of two directors will be elected at the Meeting to serve until the 2005 Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

   The Company's Board of Directors has nominated the following two individuals to serve as directors: John B. Bohle and Paul E. Rubeli, both of whom are currently members of the Board. Each of the Board of Directors nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if for any reason any Board nominee should become unable or unavailable to serve as a director, the persons named in the enclosed proxy may vote with discretionary authority for a substitute. The enclosed proxy cannot be voted for a greater number of persons than two. The Board of Directors intends to vote all of the shares for which it is given proxies, to the extent permitted thereunder, FOR the election of the Board's nominees.

   The table below includes certain information as of March 1, 2002, regarding the two nominees of the Board of Directors and also regarding the other five Directors whose terms of office will continue after the Meeting.

  Name, Age, and              Principal Occupations (1997-Present) and             Year First
   Year Present                     Certain Other Directorships                     Became a
   Term Expires                            Presently Held                           Director
  --------------              ----------------------------------------             ----------
Nominees
John B. Bohle, 58  Senior Vice President and Partner of Ray & Berndtson (executive    1992
  (2002)             recruiting services).

Paul E. Rubeli, 58 Chairman, President and Chief Executive Officer of the Company.    1985/(1)/
  (2002)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD'S NOMINEES FOR ELECTION AS DIRECTORS.

    Name, Age, and                 Principal Occupations (1997-Present) and             Year First
     Year Present                        Certain Other Directorships                     Became a
     Term Expires                               Presently Held                           Director
    --------------                 ----------------------------------------             ----------
Other Directors
Gordon M. Burns, 49    President of TECSEC Inc. (software company) since 2001; formerly    1998
  (2004)                 President of Katama Capital (investment firm) 1998-2001;
                         previously Senior Managing Director, Union Bank of
                         Switzerland.

Linda C. Faiss, 59     Co-owner and President, Faiss Foley Merica LLC (public relations    1997
  (2003)                 and government affairs) since 1998, formerly Senior Vice
                         President of Dunn Reber Glenn Marz (advertising/public
                         relations agency).

Richard J. Glasier, 56 Executive Vice President and Chief Financial Officer of Royal       2001/(2)/
  (2004)                 Caribbean Cruises Ltd.

Robert M. Haddock, 57  Executive Vice President and Chief Financial Officer of the         1989
  (2003)                 Company.

Robert S. Rosow, 82    Independent Certified Public Accountant.                            1969/(1)/
  (2004)

--------
(1) Aztar Corporation was incorporated in Delaware in June 1989 to operate the gaming business of Ramada Inc. ("Ramada") after the restructuring of Ramada (the "Restructuring"), which was completed on December 20, 1989. All members of the Board of Directors of Ramada as composed at the conclusion of the Restructuring, with one exception, became members of the Aztar Board of Directors at the incorporation of the Company. The terms of Directors set forth above include, for Messrs. Rosow and Rubeli, periods of service as Directors of Ramada.

(2) Mr. Richard J. Glasier was appointed to the Board of Directors on July 11, 2001.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      HOLDERS AND DIRECTORS AND OFFICERS

5% Beneficial Owners

   Persons and groups owning in excess of 5 percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to applicable federal securities law. Based upon such reports, the table below sets forth certain information regarding beneficial owners of more than 5 percent of the Common Stock as of March 1, 2002. The Company knows of no other beneficial owner of more than 5 percent of its outstanding Common Stock.

                                    Shares of Common Stock Percent of
           Name of Beneficial Owner   Beneficially Owned     Class
           ------------------------ ---------------------- ----------
           Franklin Resources, Inc.       3,041,000            8.2
             One Franklin Parkway
             San Mateo, CA 94403

           Gabelli Funds, Inc.            4,558,789           12.3
             One Corporate Center
             Rye, NY 10580

Directors and Executive Officers

   The table below sets forth certain information regarding Directors' and executive officers' beneficial ownership of Common Stock as of March 1, 2002.

                                                                 Shares of Common Stock Percent of
Directors                                                         Beneficially Owned*     Class
---------                                                        ---------------------- ----------
John B. Bohle...................................................          20,000            **
Gordon M. Burns.................................................          14,000            **
Linda C. Faiss..................................................          20,000            **
Richard J. Glasier..............................................           5,000            **
Robert M. Haddock...............................................         712,668           1.9
Robert S. Rosow.................................................          33,400            **
Paul E. Rubeli..................................................       1,007,010           2.7

Named Executive Officers
------------------------
Nelson W. Armstrong, Jr.........................................          29,667            **
Neil A. Ciarfalia...............................................          46,001            **
Meridith P. Sipek...............................................           8,667            **
All Directors and Executive Officers as a group (11 persons)....       1,962,553           5.3

--------
* Including, for Mr. Rosow, 400 shares held in an estate of which Mr. Rosow is the independent executor and in which he disclaims any beneficial interest; for Mr. Bohle 20,000 shares, for Mr. Burns 14,000 shares, for Mrs. Faiss 20,000 shares, for Mr. Glasier 5,000 shares, and for Mr. Rosow 20,000 shares, which they may acquire by the exercise of stock options within 60 days; for Messrs. Haddock, Rubeli, Armstrong, Ciarfalia and Sipek, 711,668, 858,667, 28,667, 40,001 and 6,667 shares, respectively, which they may acquire by the exercise of stock options within 60 days; and for the Directors and executive officers as a group (11 persons), 1,766,671 shares, which they may acquire by the exercise of options within 60 days.

**Less than 1% of the outstanding shares of Common Stock.

                         THE BOARD AND ITS COMMITTEES

   The Board has standing Audit, Compensation and Stock Option, Executive, Finance and Nominating committees. The current membership of the committees is as follows, with the chairman of each committee listed first:

-------------------------------------------------------------------------------------------
                   Compensation and
      Audit          Stock Option       Executive          Finance           Nominating
-------------------------------------------------------------------------------------------
Robert S. Rosow    Gordon M. Burns  Paul E. Rubeli    Robert M. Haddock  John B. Bohle
John B. Bohle      Linda C. Faiss   Robert M. Haddock John B. Bohle      Gordon M. Burns
Gordon B. Burns    Robert S. Rosow  Linda C. Faiss    Richard J. Glasier Richard J. Glasier
Linda C. Faiss                                        Robert S. Rosow    Paul E. Rubeli
Richard J. Glasier
-------------------------------------------------------------------------------------------

   The Audit Committee is responsible for reviewing the audit's scope, timing and fee arrangements with Aztar's independent public accountants; reviewing the audit findings and other financial data submitted by both the Company's internal auditors and its independent public accountants; and presenting such findings to the Board.

   The Compensation and Stock Option Committee's responsibilities include reviewing the executive compensation programs for Aztar's senior executive officers, including their salary and bonus arrangements, as well as administering the Company's Stock Option and Incentive Plans and the Nonemployee Directors Stock Option Plans.

   The Executive Committee may act for the full Board of Directors in situations in which the Board delegates such authority to the Executive Committee or in situations in which the Executive Committee finds that emergency circumstances justify expedited action.

   The Finance Committee's responsibilities include reviewing the various financial activities of the Company and presenting its findings to the Board.

   The Nominating Committee's duties are to nominate persons for election or re-election to the Board of Directors. The Nominating Committee may consider proposed nominees for Directors whose nominations are forwarded by shareholders to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

   During the calendar year 2001 the Board of Directors held five meetings. The Audit Committee held five meetings, the Compensation and Stock Option Committee held three meetings, the Finance Committee held one meeting, the Nominating Committee held three meetings, and there were no meetings of the Executive Committee. No Director attended less than 75 percent of the meetings of the Board and committees of which he/she was a member.

                            EXECUTIVE COMPENSATION

   The following table sets forth the annual compensation paid and accrued by the Company for services rendered during each fiscal year presented, for the chief executive officer and the next four most highly compensated executive officers of the Company (the "Named Executive Officers").

                          Summary Compensation Table

                                                                   Long-Term
                                                                  Compensation
                                                                  ------------
                                              Annual Compensation    Awards
                                              ------------------  ------------
                                                                   Securities
                                                                   Underlying   All Other
                                       Fiscal  Salary     Bonus     Options    Compensation
     Name and Principal Position        Year    ($)        ($)       (#)(1)       ($)(2)
     ---------------------------       ------  -------   -------  ------------ ------------
Paul E. Rubeli........................  2001  733,400   652,500     150,000       4,250
 Chairman of the Board,                 2000  707,342   629,048     150,000       3,564
 President and Chief Executive Officer  1999  658,400   585,000     463,000       4,140

Robert M. Haddock.....................  2001  503,400   445,500     125,000       4,250
 Executive Vice President               2000  487,996   431,636     125,000       3,564
 and Chief Financial Officer            1999  458,400   405,000     390,000       4,140

Nelson W. Armstrong, Jr...............  2001  194,262   112,237      20,000       4,250
 Vice President,                        2000  185,308    80,148      20,000       3,551
 Administration and Secretary           1999  176,747    76,296      53,000       4,140

Neil A. Ciarfalia.....................  2001  177,254   102,032      20,000       4,250
 Treasurer                              2000  169,100    72,855      20,000       3,538
                                        1999  161,325    69,356      20,000       4,140

Meridith P. Sipek.....................  2001  177,254   102,032      20,000       4,250
 Controller                             2000  169,100    72,855      20,000       3,555
                                        1999  161,325    69,356      20,000       4,140

--------
(1) Grants of nonqualified stock options under the Aztar Corporation 1999 Employee Stock Option and Incentive Plan (the "1999 Plan").

(2) Commencing July 1, 1997, the Company initiated a limited matching contribution to its defined contribution savings plan based on eligible compensation from July 1, 1997. The Named Executive Officers participate in the plan. The amounts credited to the Named Executive Officers' accounts in 2001 were $4,250 for Mr. Rubeli; $4,250 for Mr. Haddock; $4,250 for Mr. Armstrong; $4,250 for Mr. Ciarfalia; and $4,250 for Mr. Sipek. The Named Executive Officers are one hundred percent vested in the plan. Under the provisions of the Aztar Employee Stock Ownership Plan (the "Aztar ESOP") and subject to compensation limits and plan eligibility, shares of Aztar's Series B ESOP Convertible Preferred Stock were allocated to the Named Executive Officers' accounts in 2000 and 1999. In addition, a small cash allocation was also made in 2000. No such allocations were made in 2001.

                Stock Options Granted in Last Fiscal Year Table

   The following table reflects certain information regarding nonqualified stock options granted in the last fiscal year to the Named Executive Officers.

                                             Individual Grants
                         ---------------------------------------------------------
                                        Percent of
                                          Total
                           Number of     Options
                           Securities   Granted to Exercise             Grant Date
                           Underlying   Employees   or Base              Present
                            Options     in Fiscal    Price   Expiration   Value
          Name           Granted (#)(1)    Year    ($/sh)(2)    Date      ($)(3)
          ----           -------------- ---------- --------- ---------- ----------
Paul E. Rubeli..........    150,000        28.6      13.24     5/9/11    936,525
Robert M. Haddock.......    125,000        23.8      13.24     5/9/11    780,438
Nelson W. Armstrong, Jr.    20,000         3.8       13.24     5/9/11    124,870
Neil A. Ciarfalia.......    20,000         3.8       13.24     5/9/11    124,870
Meridith P. Sipek.......    20,000         3.8       13.24     5/9/11    124,870

--------
(1) All options were granted under the 1999 Plan. Options vest annually over a three-year period, and vesting accelerates under the change of control provisions of the 1999 Plan.

(2) Exercise price equals the fair market value of the Common Stock on the date of grant.

(3) The value has been calculated using the Black-Scholes stock option valuation methodology. The model assumed a stock price volatility factor of .47, a risk-free interest rate of 4.81% and no dividends. The options have an exercise period of ten years; however, the estimated effective option life for each person is five years from the date of the grant.

 Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value Table

   The following table sets forth for the Named Executive Officers the aggregate number of option exercises and the value realized on such options exercised, based on the difference between the fair market value of a share of Common Stock at the exercise date less the applicable exercise price and the aggregate number of exercisable and unexercisable options held at fiscal year-end and the value of such options based on the market value of a share of Common Stock at fiscal year-end less the applicable exercise price.

                                                           Number of           Value of Unexercised
                                                     Securities Underlying         In-the-Money
                                                   Unexercised Options/SARs        Options/SARs
                            Shares                       at FY-End (#)             at FY-End ($)
                         Acquired on     Value     ------------------------- -------------------------
          Name           Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ------------ ------------ ------------------------- -------------------------
Paul E. Rubeli..........       -0-          -0-         858,667/404,333         9,573,520/3,060,443
Robert M. Haddock.......       -0-          -0-         711,668/338,332         7,910,910/2,562,840
Nelson W. Armstrong, Jr.    33,334      248,339           28,667/50,999             245,144/381,886
Neil A. Ciarfalia.......     5,000       31,825           60,001/39,999             623,427/283,023
Meridith P. Sipek.......       -0-          -0-           18,334/39,999             179,673/283,023

Supplemental Retirement Plans

   In connection with the Restructuring, the Company assumed certain of the obligations of Ramada for a deferred compensation program designed to provide supplementary retirement benefits to certain executive officers and to certain key employees. Certain of the executive officers of the Company participated in the deferred compensation program. The maximum available benefit (payable over 15 years commencing with the participant's retirement at or after age 65) is 15% of his expected salary at age 65 (determined by assuming annual increases in salary at the time of electing to participate at the compounded rate of 6%). As a result of the Restructuring completed in 1989, participants are fully vested in their accrued benefits. The annual benefits payable upon retirement at age 65 are $124,504 for Mr. Rubeli; $85,944 for Mr. Haddock; $42,069 for Mr. Armstrong; and $40,944 for Mr. Sipek.

   The Company has a Nonqualified Retirement Plan for Senior Executives to supplement the retirement income for certain executives selected at the discretion of the Board of Directors. The non-funded plan provides that such an executive upon retirement at age 65 will receive annually 50% of the average of the last five full years of compensation from the Company less any amounts received under an Aztar tax-qualified defined benefit plan and primary Social Security. Messrs. Rubeli and Haddock are participants in the plan and the estimated annual benefits payable upon retirement at age 65 based on actuarial assumptions are $668,045 for Mr. Rubeli and $469,592 for Mr. Haddock.

Compensation of Directors

   Directors who are not full-time employees of the Company are each paid $40,000 per year and are reimbursed for any expenses incurred in attending Directors' meetings. In addition, each such nonemployee Director receives a fee of $1,500 for each Directors' meeting attended and $1,000 for each committee meeting attended; committee chairpersons receive an additional $750 for each committee meeting attended.

   In addition, the 2000 Nonemployee Directors Stock Option Plan (the "Plan") provides for a grant of options to purchase 5,000 shares of common stock when a nonemployee Director is first appointed to the Board, and, thereafter, an annual grant of options to purchase 3,000 shares. The Plan has been amended to provide that incumbent nonemployee Directors will, in lieu of annual grants, each receive a one-time grant, on May 10, 2002, of an option to purchase 30,000 shares of common stock, 6,000 vesting immediately and the remainder vesting in equal parts on the next four anniversary dates of the grant. New nonemployee Directors will be eligible for an initial grant of 5,000 options (vesting immediately) upon appointment to the Board and an additional one-time stock option grant to be made on the day after the Annual Meeting of Shareholders that next follows such nonemployee Director's appointment to the Board, to purchase a number of shares to be determined by the date of that Annual Meeting as follows: 2003 - 24,000 shares; 2004 - 18,000 shares; 2005 - 12,000 shares;
and 2006 - 6,000 shares, respectively. Such option grants will vest as follows:
(i) all options will be fully vested by the 2006 anniversary grant date; (ii) options to purchase 6,000 shares will vest immediately upon grant; and (iii) all remaining options will vest prorata on each anniversary date through the 2006 anniversary date. The exercise price on all grants will equal the market price of the common stock on the grant date.

   In connection with the Restructuring, the Company has assumed the obligations of Ramada for a deferred compensation plan for those Directors who were not employed by the Company. Under the Directors' Deferred Compensation Program (the "Directors' Program"), a monthly benefit will be paid for a period of 10 years beginning at the later of age 70 or the cessation of the directorship. Benefits vest fractionally each month during the first five years of participation; however, Directors who were age 65 upon entering the Directors' Program, or who would reach age 65 during the vesting period, would be fully vested at that time. Normal benefits payable are based on the amount of the initial deferral and the number of years of participation from entry into the Directors' Program until age 70. All of the nonemployee Directors of Ramada participated in the Directors' Program. As a result of the

Restructuring, participants are fully vested in their accrued benefits. Participants were given a one-time irrevocable election to receive a lump sum cash payment of the present value of their benefits in lieu of the 120 monthly installments currently provided in the agreements. The annual benefits payable, upon cessation of the directorship, for those Directors who elected not to receive the cash payment are: $11,424 for Mr. Rosow.

Severance Agreements

   In connection with the Restructuring, the Company has assumed the obligations of Ramada under the severance agreements (the "Severance Agreements") with Messrs. Rubeli, Haddock, Armstrong and Sipek and certain other key employees. The Severance Agreements set forth the terms and conditions of each such executive's termination of employment with the Company following a "change in control". Subsequently, the Severance Agreements were rewritten as Aztar Agreements, and Mr. Ciarfalia received a similar "change in control" agreement. The Severance Agreements provide for the payment of severance benefits to the executive officer if his employment is terminated either by the Company without "cause" (as defined) or by the executive with "good reason" (as defined), which includes the assignment to the executive of duties inconsistent with his prior status or a reduction in his base salary or benefits. Upon such termination with respect to any of the executives, the benefits described below would become payable to such executives.

   In the case of Messrs. Rubeli and Haddock, severance benefits consist of a lump-sum cash payment, payable within 13 days after termination of employment, equal to three times the sum of the executive's annual base salary plus the average bonuses awarded to him in the three years preceding termination of employment, cash-out of outstanding options and vesting and distribution of any restricted stock. The other executive officers would receive twice the sum of their annual base salary plus average bonus, plus the other described benefits. The Company would also maintain employee insurance benefits plans in effect for the executives' continued benefit, or provide substantially equivalent benefits, for two years. Except in the case of the severance benefits of Messrs. Rubeli and Haddock, the amount of the severance benefits is limited to the amount that would be deductible by the Company under the federal tax laws. Based upon current salary levels, the appropriate lump-sum cash payment that would be payable under the Severance Agreements to Messrs. Rubeli, Haddock, Armstrong, Ciarfalia and Sipek if their employment is terminated, excluding any payment relating to stock options or restricted stock, would be $4,066,749 for Mr. Rubeli; $2,792,337 for Mr. Haddock; $588,520 for Mr. Armstrong; $536,428 for Mr. Ciarfalia, and $536,428 for Mr. Sipek.

Compensation Committee Interlocks and Insider Participation

   During the fiscal year ended 2001, the Compensation and Stock Option Committee (the "Compensation Committee") was comprised of Mrs. Faiss and Messrs. Burns and Rosow. Mr. Terence W. Thomas was a member of the Compensation Committee and a member of the Board of Directors up to May 2001. No member of the Compensation Committee of the Company's Board of Directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or its Compensation Committee.

                         COMPENSATION COMMITTEE REPORT

   During the Company's last fiscal year the Compensation Committee held three meetings. The functions performed by the Compensation Committee include reviewing the executive compensation programs for the senior executive officers, including their salary and bonus arrangements, as well as administering the Company's Stock Option and Incentive Plans and the Nonemployee Directors Stock Option Plans.

Executive Officer Policies

   Upon the commencement of operations of Aztar, the Compensation Committee, in conjunction with outside consultants, studied various executive compensation practices of companies of a similar size and of companies in the same industry. The Compensation Committee concluded that an appropriate compensation package for the chief executive officer and the senior management group should be comprised of a base salary, an annual incentive bonus based on the Company's financial performance, and equity-related incentives. The Compensation Committee believed that such a package would compensate executives in a manner that rewarded both current performance and long-term performance and would provide the executive with a financial interest in the success of the Company similar to the interests of the Company's Shareholders.

   The bonus plans are based on the degree to which the Company meets certain goals set by the Compensation Committee based on the annual profitability of the Company defined as earnings before interest, taxes, depreciation, amortization and rent. Bonuses may not exceed stated maximum percentages of base salaries (up to 90% for the chief executive officer). The Compensation Committee in its discretion may award up to the maximum bonus available to a specific officer(s) under the plan, based on subjective factors such as outstanding performance by an officer in his specific area of responsibility. Bonuses, if earned, are payable as soon as practicable after each fiscal year-end.

   The executive compensation policies and procedures that were established upon the commencement of operations of the Company have remained constant. The Compensation Committee may periodically engage outside consultants to provide updated information on compensation practices in general as well as in the industry.

   Based on the Company's 2001 earnings, as compared to the pre-established targets, certain levels of earnings were achieved and the bonuses were accrued as earned under the 2001 bonus plan year.

Section 162(m) Policy

   As a result of the chief executive officer's bonuses for the 1998, 1999, 2000 and 2001 bonus plan years (paid in 1999, 2000, 2001 and 2002), his 1999,
2000, 2001 and 2002 compensation exceeded the limits on deductibility set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to review this issue.

                                          By Compensation and Stock Option
                                            Committee

                                          Gordon M. Burns
                                          Linda C. Faiss
                                          Robert S. Rosow

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's independent public accounting firm is PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be available to respond to appropriate questions from the Company's Shareholders. The representatives will have an opportunity to make a statement at the Meeting if they desire to do so.

Audit Fees

   The Company was billed $679,878 for audit fees during the fiscal year 2001. Audit fees include fees for the audit of the Company's annual consolidated financial statements, the fees associated with the audits of the separate annual financial statements of the Company's five operating units as required by regulatory authorities and the fees for quarterly reviews of the consolidated results and the results of the five separate operating units.

Financial Information Systems Design and Implementation Fees

   The Company was not billed for any professional services related to financial information systems design and implementation.

All Other Fees

   The Company was billed $229,866 for additional professional services rendered during the fiscal year 2001.

   The Audit Committee of the Board of Directors has considered that the provision of services covered under all other fees is compatible with maintaining PricewaterhouseCoopers LLP's independence.

                                AUDIT COMMITTEE

   The Board of Directors has adopted a written charter for the Audit Committee. The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") and per the NYSE listing standards, the Board of Directors has determined that all of the members of the Audit Committee are independent.

Audit Committee Report

   In performing its responsibilities, the Audit Committee has: reviewed and discussed the audited financial statements with management; discussed with PricewaterhouseCoopers ("PWC") (the independent auditors) the matters required to be discussed by SAS 61; received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 and discussed with PWC its independence; and based on such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year (such fiscal year ending 1/3/02) for filing with the Commission.

                                          By Audit Committee

                                          Robert S. Rosow
                                          John B. Bohle
                                          Gordon M. Burns
                                          Linda C. Faiss
                                          Richard J. Glasier

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return from January 2, 1997 to January 3, 2002, of the Company, the Russell 2000 Index, and the Dow Jones Casino Index ("DJCI"). The Company is a current participant in the Russell 2000 Index. The DJCI, a peer group index which tracks the performance of a number of companies in the casino industry, was reconstituted during the year 2000, and Aztar Corporation became a participant in the DJCI. The graph assumes an investment of $100 on January 2, 1997 in each of the Common Stock, the stocks comprising the Russell 2000 Index and the DJCI, respectively.

                                    [CHART]

                AZR       Russell 2000    DJCI

1/2/1997        100       100            100
1/1/1998        87.93     121.75         92.01
12/31/1998      69.83     117.55         64.45
12/30/1999      149.14    138.34         100.78
12/28/2000      178.45    137.63         109.27
1/3/2002        259.31    138.04         120.97

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

   The cost of this solicitation will be borne by the Company. The solicitation of proxies will be made primarily by mail. Regular employees of the Company may solicit proxies by telephone or telegraph or in person. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals. The Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending proxies and proxy materials to principals. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies at an estimated cost of $6,500.

   With respect to the delivery of documents to security holders sharing an address, the Company has not solicited security holders for authorization to deliver only one set of the proxy statement and related documents to multiple security holders sharing one address, and therefore has not begun delivering single sets of documents to security holders sharing an address. The Company has reviewed with its transfer agent the feasibility of eliminating mailing of multiple sets of shareholder materials to the same address and determined that eliminating such mailings would not be cost-effective because of the minimal number of qualifying households.

   Unless otherwise required by law or the Company's Certificate of Incorporation or By-Laws, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of any matter other than the election of Directors which properly comes before the Meeting or any adjournments or postponements thereof. Under applicable Delaware law, in determining whether any such other matter has received the affirmative vote of the requisite number of shares of Common Stock, (i) abstentions will be counted and will have the same effect as a vote against such other matter, (ii) to the extent a broker does not exercise its discretionary authority provided by the applicable stock exchange rules with respect to such matter, such inaction will have the same effect as a vote against such other matter, and (iii) to the extent that applicable stock exchange rules do not provide the broker with discretionary authority with respect to such matter, broker non-votes will be excluded.
   As previously disclosed, the Company's By-Laws require Shareholders who intend to nominate directors or propose new business at any Annual Meeting to provide advance notice of such intended action as well as certain additional information. This By-Law provision requires Shareholders to provide the Company with notice of their intent to nominate directors or to propose new business at an Annual Meeting not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if the Annual Meeting is not held within 30 days of the date of the immediately preceding Annual Meeting, then Shareholders must provide advance notice to the Company within 10 days after notice or prior public disclosure of the Annual Meeting is given or made to Shareholders.

   The Company's 2001 Annual Meeting was held on May 10, 2001, and the 2002 Annual Meeting is scheduled to be held on May 9, 2002, which is within 30 days of the anniversary date of the 2001 Annual Meeting. Accordingly, assuming the 2002 Annual Meeting is held as scheduled, notice of a proposed director nomination or new business to be brought before the 2002 Annual Meeting must have been received in proper form on or after February 9, 2002, and on or prior to March 11, 2002. In addition, assuming the 2002 Annual Meeting is held as scheduled and the 2003 Annual Meeting of Shareholders is held within 30 days of May 9, 2003, notice of a proposed director nomination or new business to be brought before the 2003 Annual Meeting must be received in proper form on or after February 8, 2003, and on or prior to March 10, 2003.

   In accordance with federal securities laws, proposals to be submitted by Shareholders for consideration at the Company's next Annual Meeting and inclusion in the Company's 2003 Proxy Statement must be received by the Company at its executive offices in Phoenix, Arizona, not later than December 3, 2002.

THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSAL 1.
                                                  ---

Please mark your votes as indicated in this example.  [X]

                          FOR all nominees listed below
                                       [ ]

               WITHHOLD AUTHORITY to vote for all nominees below.
                                      [ ]

1. The election as directors of all nominees listed below (except as marked to the contrary):

   (01) John B. Bohle and (02) Paul E. Rubeli


   (to withhold authority to vote for any individual nominee, check the "FOR all nominees" box above and write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. With discretionary power upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR PROPOSAL 1 AND TO HAVE APPOINTED THE PROXIES WHOSE
                     ---
NAMES APPEAR ON THE FACE HEREOF TO VOTE ON SUCH OTHER MATTERS AS MAY BE PROPERLY BEFORE THEM.

Proxies can only be given by shareholders of record on March 14, 2002: Please sign your name below exactly as it appears hereon. When shares of Aztar Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)___________________________________________    Dated _______________
NOTE:(Please sign as name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

PROXY

                                AZTAR CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                   May 9, 2002

          This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Robert M. Haddock and Nelson W. Armstrong, Jr., and each of them, with full power of substitution, attorneys and proxies, to represent and to vote all shares of Common Stock, par value $.01 per share ("Aztar Common Stock"), of Aztar Corporation ("Aztar") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 9, 2002, at 11:00 a.m., local time, at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona (the "Meeting") and at any adjournments or postponements thereof, as directed on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the Meeting.

        THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSAL 1.
                                                          ---

             IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED,
                YOU WILL BE DEEMED TO HAVE VOTED FOR PROPOSAL 1.
                                                 ---

     This proxy will be voted as directed on the reverse side. If no specifications are made, your shares will be voted FOR Proposal 1 -all nominees for director named above. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the named proxies, or any substitute or substitutes, who shall be present and act at the Meeting (or if only one shall be present and act, then that one) shall have all the powers of the named proxies hereunder.

                          (Please sign on reverse side)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                  [AZTAR LOGO]